   As filed with the Securities and Exchange Commission on October 15, 1996

                                                    Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                              BIO-VASCULAR, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MINNESOTA                                     41-1526554
  (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                            ______________________

                            2575 UNIVERSITY AVENUE
                        ST. PAUL, MINNESOTA 55114-1024
                                (612) 603-3700
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             _____________________

                                 BIO-VASCULAR
                         EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)
                            ______________________

                                M. KAREN GILLES
                              BIO-VASCULAR, INC.
                            2575 UNIVERSITY AVENUE
                        ST. PAUL, MINNESOTA 55114-1024
                                (612) 603-3700
             (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           _________________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                         _____________________________
                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE   AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE OFFERING      AMOUNT OF
 REGISTERED                  REGISTERED(1)       SHARE(2)                  PRICE(2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE
 $.01 PER SHARE(3).........  300,000 SHARES        $7.69                  $2,307,000            $700.00
=============================================================================================================

(1) IN ADDITION, PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BE ISSUABLE AS A RESULT OF ANTI-DILUTION PROVISIONS DESCRIBED HEREIN.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933, BASED UPON THE AVERAGE BETWEEN THE HIGH AND LOW REPORTED SALES PRICES OF REGISTRANT'S COMMON STOCK ON OCTOBER 10, 1996, AS REPORTED BY THE NASDAQ NATIONAL MARKET.

(3) EACH SHARE OF COMMON STOCK INCLUDES ONE COMMON STOCK PURCHASE RIGHT.
--------------------------------------------------------------------------------

                                    PART II
                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The following documents filed by Bio-Vascular, Inc. (the "Company") (File No. 0-13907) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended October 31, 1995; (2) Quarterly Reports on Form 10-Q for the quarters ended January 31, April 30, and July 31, 1996; (3) Current Report on Form 8-K dated June 12, 1996; (4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1995; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and (6) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The consolidated financial statements and financial statement schedule of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in such firm's reports thereon, which reports are included in the Company's Annual Report on Form 10-K for the year ended October 31, 1995. The consolidated financial statements and financial statement schedule audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on such firm's reports given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         The description of the Company's Common Stock and the Common Stock Purchase Rights to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -------------------------------------------

          Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article Five of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes
Section 302A.521 as enacted and as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------
         No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.
         ---------
    4.1 Form of the Company's Common Stock Certificate (filed herewith electronically).
    4.2 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No. 0-13907)).
    4.3 Amendment to Restated Articles of Incorporation of the Company, dated June 21, 1995 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 33-62199)).
    4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 33-74750)).
    4.5 Rights Agreement dated June 12, 1996 between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 12, 1996 (File No. 0-13907)).
    5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).
   23.1  Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).
   23.2  Consent of Coopers & Lybrand L.L.P. (filed herewith electronically).
   24.1  Power of Attorney (included on page 5 of this Registration Statement).
   99.1 Employee Stock Purchase Plan (incorporated by reference to Amendment No. 1 to the Company's Schedule 14-A/A Proxy Statement for the Company's 1996 Annual Meeting (File No. 0-13907)).

ITEM 9.  UNDERTAKINGS.
         -------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 10, 1996.


                                   BIO-VASCULAR, INC.



                                   By     /s/ JOHN T. KARCANES
                                      ----------------------------
                                      John T. Karcanes
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Karcanes and M. Karen Gilles, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 10, 1996 by the following persons in the capacities indicated.


/s/ JOHN T. KARCANES
---------------------------    President, Chief Executive Officer
John T. Karcanes               (Principal Executive Officer) and Director


/s/ M. KAREN GILLES            Vice President of Finance, Chief Financial
---------------------------    Officer and Secretary (Principal Financial and
M. Karen Gilles                Accounting Officer)


/s/ JAMES F. LYONS
---------------------------    Chairman of the Board of Directors
James F. Lyons


/s/ RICHARD W. PERKINS
---------------------------    Director
Richard W. Perkins


/s/ EDWARD E. STRICKLAND
---------------------------    Director
Edward E. Strickland


/s/ LAWRENCE PERLMAN
---------------------------    Director
Lawrence Perlman

                                       INDEX TO EXHIBITS
                                       -----------------

Item
 No.   Description                                   Method of Filing
----   -----------                                   ----------------

 4.1   Form of the Company's Common Stock
       Certificate ...............................   Filed herewith electronically.

 4.2   Restated Articles of Incorporation of the
       Company ...................................   Incorporated by reference to Exhibit 3.2
                                                     to the Company's Registration Statement
                                                     on Form 10 (File No. 0-13907).

 4.3   Amendment to Restated Articles of
       Incorporation of the Company, dated
       June 21, 1995 .............................   Incorporated by reference to Exhibit 4.2
                                                     to the Company's Registration Statement
                                                     on Form S-3 (File No. 33-62199).

 4.4   Amended and Restated Bylaws of the
       Company ...................................   Incorporated by reference to Exhibit 3.2
                                                     to the Company's Registration Statement
                                                     on Form 10 (File No. 0-13907).

 4.5   Rights Agreement dated June 12, 1996
       between the Company and American Stock
       Transfer and Trust Company ................   Incorporated by reference to the Company's
                                                     Current Report on Form 8-K dated June 12,
                                                     1996 (File No. 0-13907).

 5.1   Opinion and Consent of Oppenheimer Wolff
       & Donnelly ................................   Filed herewith electronically.

23.1   Consent of Oppenheimer Wolff & Donnelly ...   Included in Exhibit 5.1.

23.2   Consent of Coopers & Lybrand L.L.P. .......   Filed herewith electronically.

24.1   Power of Attorney .........................   Included on page 5 of this Registration
                                                     Statement.

99.1   Employee Stock Purchase Plan ..............   Incorporated by reference to Amendment
                                                     No. 1 to the Company's Schedule 14-A/A
                                                     Proxy Statement for the Company's 1996
                                                     Annual Meeting (File No. 0-13907).